EXHIBIT 99.3

           Computational Materials prepared by Goldman, Sachs & Co.
               in connection with GSAA Home Equity Trust 2005-6,
                   Asset-Backed Certificates, Series 2005-6

Goldman Sachs                     GSAA 05 06
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State       Percent          Balance
------------------------------------
AL             0.29       $3,176,460
AR             0.07          817,473
AZ             3.81       41,766,938
CA            49.00      536,960,893
CO             2.43       26,644,347
CT             0.46        5,041,074
DC             0.43        4,691,454
DE             0.13        1,387,834
FL             5.14       56,325,948
GA             3.04       33,363,843
HI             0.16        1,769,200
IA             0.07          799,855
ID             0.22        2,411,195
IL             2.98       32,628,050
IN             0.14        1,528,600
KS             0.11        1,181,688
KY             0.13        1,439,007
LA             0.09          958,618
MA             1.33       14,540,153
MD             3.55       38,859,107
ME             0.02          194,500
MI             0.76        8,302,399
MN             1.65       18,035,535
MO             0.27        2,919,852
MS             0.01          163,920
MT             0.09          935,500
NC             1.01       11,084,856
NE             0.02          250,650
NH             0.21        2,289,633
NJ             2.01       22,031,777
NM             0.17        1,867,876
NV             4.03       44,128,279
NY             2.04       22,304,707
OH             1.17       12,784,966
OK             0.11        1,156,373
OR             1.62       17,766,338
PA             0.61        6,657,497
RI             0.09          946,185
SC             0.85        9,281,569
SD             0.02          209,600
TN             0.49        5,317,060
TX             1.05       11,498,433
UT             0.65        7,131,102
VA             4.81       52,727,930
WA             2.44       26,749,314
WI             0.09        1,036,136
WV             0.14        1,497,364
WY             0.02          253,803
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Total:       100.00   $1,095,814,893
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action ba & Co., nor any of their affiliates makes any representation as to the accuracy or com be sold. The information contained in this material may be based on assumptions regar and this material should not be relied upon for such purposes. We and our affiliates, (including options). This material may be filed with the Securities and Exchange Comm ultimately offered for sale pursuant to such registration statement. Information cont and assets. Any information in this material, whether regarding the assets backing an description of the mortgage pool contained in the prospectus supplement relating to t any and all aspects of any potential transaction or structure described herein that a Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.
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                        May 10, 2005 13:46                        Page 1 of 1